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                         EXHIBIT 10.8B TO FORM 10-KSB

                              SUBLEASE AGREEMENT

     AGREEMENT, made this 31st day of July, 1997 between PACIFIC ANALYSIS AND COMPUTING, a corporation, having an office at 10655 NE 4th, Ste. 504 (hereinafter referred to as "PACC") and HARALSON & CO., PC, d.b.a. J.C. HARALSON CPA, PC, having an office together with up to two other CPA's at same location (hereinafter referred to as "Subtenant").

     WHEREAS, pursuant to Lease dated August 31, 1995 between Amberjack, LTD (hereinafter referred to as the Landlord) and Pacific Analysis and Computing, as tenant, as amended by Addendum Number Two, a copy of which lease and addendum arc attached hereto as Exhibit "A" (hereinafter referred to as the "Lease"), covering a portion of the 5th floor of the building known as Key Bank (hereinafter referred to as the "Leasehold"); and

     WHEREAS, Subtenant desires to sublease from PACC and PACC desires to sublease unto Subtenant the portion of the Leasehold indicated in red on Exhibit "B" and,

     NOW, THEREFORE, in consideration of the Premises and the mutual undertakings, covenants, promises, and agreements of the parties, IT IS AGREED AS FOLLOWS:

     1. PREMISES. Providing all of the terms and conditions contained within this Agreement are fulfilled, PACC shall sublease unto Subtenant and Subtenant shall accept the sublease of, the Premises constituting the dedicated office spaces covering #1, #3, #5 and sharing #6 including a like share of the undivided common areas (hereinafter referred to as the "Sub-Premise"), as indicated in Exhibit "B".

     2. TERM. The commencement date, conditioned upon the execution of this Agreement and the Landlord's approval of the Sublease in writing, shall begin September 1, 1997 and coincide with the term of Exhibit "A" hereof through October 31, 1999, subject to the rents, terms, covenants, conditions, and provisions set forth in the Lease. This Agreement shall automatically terminate on October 31, 2002, or unless otherwise terminated by either of the parties upon giving 90 days notice. However, in any event, agreement may not be canceled by either party prior to October 31, 1999. In the event that Subtenant terminates or modifies the amount of space occupied in this Agreement prior to October 31, 1999, Subtenant will be responsible for all rent through the term, unless and until PACC re-occupies the space and, for any adjustment of the rental rate as agreed to from time to time by the parties to this Agreement.

     3. RENT. In consideration for this Sublease, Subtenant shall pay PACC a monthly rental for the Sub-Premise of Thirteen Hundred Fifteen and 00/100 Dollars ($1,315.00) to be paid in equal monthly payments in advance on the first day of each and every month in the amount of $1,315.00. Subtenant's share of any operating expense adjustments made under Exhibit "A" will be 26% of any such total adjustment [up or down] prorated for the actual occupancy period, in addition to the $1,315.00.

     4.   SECURITY DEPOSIT.  Not applicable here.

     5. OCCUPANCY. Subtenant agrees to occupy the Sub-Premises under and abide by the conditions of Exhibit "A" and its rules and regulations. Subtenant will not assign or sublet any portion of the Sub-Premise covered by the Sublease without first obtaining prior written approval from PACC, other than B. Kirschner and A. Kumar.

     Subtenant agrees to indemnify and defend PACC, its owners, employees and agents from any claim, liability, damage or loss occurring on the premises, arising out of any activity by Subtenant, its agents or invitees or resulting from Subtenant's failure to comply with any term of this Agreement. Neither PACC not its owners, employees or agents shall have any liability to Subtenant because of loss or damage to PACC's property or for death or bodily

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injury caused by the acts or omissions of other Tenants of the Leasehold, or by third parties (including criminal acts).

     Further, Subtenant agrees to pay, and to indemnify PACC against, all legal costs and charges, including attorney fees, lawfully and reasonably incurred in obtaining possession of the demised premises after default of the Subtenant or upon the expiration or earlier termination of the term of this Agreement or in enforcing any covenant or agreement of the Subtenant in this Agreement.

     6. CONFIDENTIALITY. Since Subtenant and PACC will share the Premises, each agrees to treat as confidential any information of the other that each is exposed to during the normal course of occupying the spaces unless: (a) the information is known prior to obtaining the same, directly or indirectly from the other party, or otherwise in connection with the occupancy; (b) the information is, at the time of disclosure, then in the public domain; or (c) the information is obtained by the party from [any] third party who did not receive the same, directly or indirectly from the other party, or otherwise in connection with the occupancy. Both parties agree to exercise reasonable control of their visitors to the Premises so that their visitors do not have access to the other party's confidential information. If so requested by either party, the other party shall require its employees, and others who have unrestricted access to the space to execute a nondisclosure agreement in a form approved by both parties. Subtenant agrees to exercise a similar mutual confidentiality agreement with any other renters that might share the Premises. PACC agrees to require other renters of the premises, if any, to exercise a similar mutual confidentiality agreement with Subtenant, as a condition of their rental agreement.

     7. FURNISHING. PACC rents the Sub-Premises bare other than the carpet and shades that were provided by the Landlord. Any furnishings that may be provided in the Sub-Premises by PACC are at the convenience of PACC and may be removed from the Sub-Premises by PACC at any time.

     8. COMMON SPACES. Subtenant under the terms and conditions of Exhibit "A" has access for use to common spaces, i.e., those areas in Exhibit "B", other than the individual offices not marked 1, 3, 5 or 6, unless these spaces are being used by PACC such as conference room, etc.

     9. LIABILITY INSURANCE. Subtenant agrees to maintain liability insurance in accordance with Exhibit "A", with PACC receiving the same protection as Landlord.

     10. OFFICE EQUIPMENT/PERSONNEL. PACC and Subtenant may each have "non-duplicate" office equipment which can be shared as agreed. Unless PACC has immediate use for its Fax machine, Subtenant will have access to it for occasional outgoing local phone area use. All long distance use will be logged and self assessed at the rate of $.30/page to cover long distance phone charges. Unless Subtenant has immediate use for its copier, PACC will have access to it for occasional use. Copies will be logged and self assessed at the rate of $.06/page but, not paid except for any extraordinary volume project(s). In addition, Subtenant may also have access to PACC secretarial personnel for Subtenant projects on a case by case basis, at a flat billing rate of $15/hour.

     11. RIGHT-OF-FIRST-REFUSAL. In the event that PACC decides to vacate the Premises, PACC agrees to give Subtenant the opportunity to assume the lease with Landlord, based upon the terms of the best offer that PACC has otherwise received, or the terms of Exhibit "A", whichever PACC considers to be more favorable.

     12. PARKING. Parking provision is not included in this Sublease and it will be the responsibility of the Subtenant to secure parking spaces with the Landlord.

     13. NONWAIVER. The failure of PACC to insist upon or enforce strict performance by Subtenant of any of the provisions of this Agreement or to exercise any rights under this Agreement shall not be construed as a waiver or relinquishment to any extent of its right to assert or rely upon any such provisions or rights in that or any other instance, rather the same shall be and remain in full force and effect.

     14. ENTIRE AGREEMENT. The rights and obligations of the parties hereunder shall be subject to and governed by this Agreement. This Agreement sets forth the entire agreement of the parties and supercedes any and

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all prior agreements with respect to the Services. This Agreement may not be modified except by a writing executed contemporaneously herewithin or subsequent hereto signed by both parties.

     15. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Washington.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date, month, and year first above written.

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PACC:

PACIFIC ANALYSIS & COMPUTING CORP.
By:        /s/ William G. Poole              Title:    President             Date Signed:    August 4, 1997
    -----------------------------------             ----------------                      --------------------

SUBTENANT:

J.C. HARALSON, CPA, PC
By:        /s/ J.C. Haralson                 Title:    President             Date Signed:    August 4, 1997
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                              [EXHIBITS  OMITTED]

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